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                         AMENDMENT NO. 4

                                TO

               PENNSYLVANIA POWER & LIGHT COMPANY

               OFFICERS DEFERRED COMPENSATION PLAN


	WHEREAS, Pennsylvania Power & Light Company ("Company") has adopted the Pennsylvania Power & Light Company Officers Deferred Compensation Plan ("Plan") effective July 1, 1985; and
	WHEREAS, the Plan was amended and restated effective January 1, 1990, and subsequently amended by Amendment Nos. 1, 2 and 3; and
	WHEREAS, the Company desires to further amend the Plan; NOW, THEREFORE, the Plan is hereby amended as follows:
  I.	Effective January 1, 1995, Articles 2, 6 and 7 are amended
to read:
2.  Definitions.

	(d) "Change in Control" - means any one of the following events: (a) any change in control of Resources of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Resources cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (c) any person (within the meaning of Section
13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of Resources representing 20% or more of the combined voting power of Resources' then outstanding securities entitled to vote generally in the election of directors; (d) the approval by the stockholders of Resources of any merger or consolidation of Resources with any other corporation or the sale or other disposition of all or substantially all of the assets of Resources to any other person or persons unless, after giving effect thereto, (1) holders of Resources' then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote generally in the election of directors of the con-tinuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange Act) thereof and (2) the incumbent members of the Board of Resources as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or (e) the Board of Resources adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

	(m) "PP&L Resources" shall mean PP&L Resources, Inc.

6.	Payment of Account - General Provisions

	(a) The Total Amount Payable shall be payable to
Participant:

           (i) if Participant becomes totally disabled while employed by the Company, as determined by the EBPB in its discretion;

          (ii) if Participant retires from the Company under the Retirement Plan; or

         (iii) if Participant resigns or otherwise ceases employment with the Company;

	    within thirty (30) days of such event or in the January of the calendar year following such event, as elected by Participant. Such election must be made before the applicable Cash Compensation and/or Cash Award is deferred and may not be changed with respect to Cash
Compensation and/or Cash Award once it has been deferred. If Participant has made no election, payments will commence within thirty (30) days after cessation of employment.

7.  Supplemental Payments.

	(a) Upon his retirement under the Retirement Plan or the Company's Supplemental Executive Retirement Plan or upon his death while still employed by the Company, Partici-pant and/or his beneficiaries shall be paid a monthly supplemental retirement benefit (or supplemental pre-- retirement spouse's annuity, as the case may be) equal to the difference, if any, between the benefit which would have been payable to him under such plan if the Participant's Deferred Cash Compensation had been included in the Participant's compensation for such plan and the benefit actually payable to the Participant and/or his beneficiaries thereunder. Such supplemental retirement benefit shall be payable in accordance with all the terms and conditions applicable to the Partici-pant's or his beneficiary's benefit under the Retirement
Plan, including any optional form of payment. If such supplemental retirement payments would be less than one hundred dollars ($100) per month, the EBPB, in its dis-cretion, may elect to make such monthly supplemental retirement payments in such installments as the EBPB may determine or in a single lump-sum payment. Notwith-standing the foregoing, in the event that Participant's benefits under the Retirement Plan are subject to a qualified domestic relations order, any supplemental retirement benefits payable under this paragraph shall be calculated and made without regard to such order.

	(b) Any Participant who terminates employment with the Com-pany (by retirement or otherwise) under circumstances where the Company has requested or demanded such termi-nation of employment for proper cause (including, with-out limitation, theft, fraud, breach of any fiduciary duty, misrepresentation, deceit, illegal or criminal act(s)) shall have no right to receive any payment from this Plan under paragraph 7(a). The preceding sentence shall not apply to any Participant who terminates employment with the Company within three (3) years after the effective date of a Change in Control.

II.	Except as provided for in this Amendment No. 4, all other
provisions of the Plan shall remain in full force and effect.
	IN WITNESS WHEREOF, this Amendment No. 4 is executed this
 _____ day of January 1995.

                           PENNSYLVANIA POWER & LIGHT COMPANY

                                /s/ John M. Chappelear
                           By:_______________________________
                                    John M. Chappelear
                              Chairman
                              Employee Benefit Plan Board